             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
  WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)


                                                                                  TWELVE MONTHS ENDED DECEMBER 31,
                                                                     ------------------------------------------------------------
                                                                          2001                 2000                  1999
                                                                     ---------------     ------------------    ------------------
      The weighted average number of shares of
        Common Stock were as follows...........................              90,000                 90,000                90,000
                                                                     ===============     ==================    ==================

Income (loss) used in the computation of earnings per share were as follows:


                                                                                  TWELVE MONTHS ENDED DECEMBER 31,
                                                                     ------------------------------------------------------------
      CONSOLIDATED                                                        2001                 2000                  1999
                                                                     ---------------     ------------------    ------------------
      Net Income/(Loss).........................................     $       (79,256)    $          105,250   $          (327,027)

      Dividends paid on preferred stocks........................                (520)                  (520)                 (520)
                                                                     ---------------     ------------------    ------------------

      Income/loss used in per share computation of earnings.....     $       (79,776)    $          104,730   $          (327,547)
                                                                     ===============     ==================    ==================

      Basic and fully dilutive earnings (loss) per share........     $         (0.89)    $             1.16   $             (3.64)
                                                                     ===============     ==================    ==================